Exhibit A

                                PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT, dated as of November 1, 1999, is by and between COYOTE NETWORK SYSTEMS, INC., a Delaware corporation ("CNS"), and
_____________________ ("Lender").

                                    RECITALS

     CNS and Lender acknowledge the following:

     A. Lender has agreed to provide a loan to CNS in the principal amount of $_______ pursuant to the Term Loan Agreement dated even date herewith (the "Term Loan Agreement") between Lender and CNS.

     B. Lender requires, as a condition to making the Loan that CNS execute and deliver this Pledge Agreement.

                                   AGREEMENTS

     In consideration of the Recitals and in order to induce Lender to extend credit to CNS, CNS hereby agrees with Lender as follows:

     1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement. All terms defined in the California Uniform Commercial Code (the "UCC") and used herein shall have the meanings assigned in the UCC.

     2. Pledge. To secure the payment and performance by CNS of all of its obligations, debts and liabilities to Lender under the Term Loan Agreement (the "Secured Obligations"), CNS hereby pledges to Lender for the benefit of Lender and grants to Lender for the benefit of Lender a first priority security interest in all its right, title and interest in and to the collateral described in section 3 below (the "Pledged Collateral").

     3. Description of Pledged Collateral. The Pledged Collateral consists of:

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          (a) ________ shares of common stock (the "Shares") of INET
     Acquisition, Inc. (n/k/a INET Interactive Network System, Inc.), a California corporation ("INET"); and

          (b) All right, title and interest of CNS in and to all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights, and all monies, due or to become due and payable to CNS in connection with the Pledged Collateral or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including all proceeds of dissolution or liquidation).

     4. Delivery of Pledged Collateral. CNS shall deliver to Lender or its designated agent:

          (a) The Shares on or before the date hereof; and

          (b) Any other original shares of stock, certificates, instruments or other documents constituting Pledged Collateral within five days after CNS's receipt thereof.

          All Pledged Collateral which are certificated securities shall be in bearer form and accompanied by blank stock powers, duly executed by CNS, in the name of Lender.

     5. Representations, Warranties and Covenants of CNS. CNS hereby represents, warrants and covenants that:

          (a) Pledged Collateral. Set forth on Schedule I is a complete and accurate list and description of all Pledged Collateral as of the date of this Agreement. The Shares are unregistered and have endorsed thereon a restricted legend relating thereto.

          (b) Due Authorization, Etc., of Shares. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and constitute ___% of the authorized, issued and outstanding shares of common stock of INET.

          (c) Sale or Other Disposition of Pledged Collateral. CNS will not assign (by operation of law or otherwise), sell, lease, transfer, pledge or grant a security interest in or otherwise dispose of or abandon any Pledged


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     Collateral, and the inclusion of "proceeds" of the Pledged Collateral under the security interest granted herein shall not be deemed a consent by Lender to any sale or other disposition of any Pledged Collateral except as expressly permitted herein.

          (d) Required Consents. Except for any consents as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, no consent of any other person or entity (including stockholders and creditors of CNS) is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Pledge Agreement; (ii) the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest); or (iii) the exercise by Lender of the voting or other rights provided for in this Pledge Agreement.

          (e) Nature of Security Interest. When the Pledged Collateral are delivered to Lender, Lender will obtain a valid and perfected first security interest in such Pledged Collateral for the benefit of Lender as security for the repayment of the Secured Obligations, prior to all other liens and encumbrances thereon and security interests therein.

          (f) Action Impairing Value of Pledged Collateral. CNS has not and will not, without the prior written consent of Lender, execute any document or instrument or take any other action in connection with any of the Pledged Collateral which would impair the value of the interest or rights of CNS or Lender therein. None of the Pledged Collateral is subject to an option to purchase or similar right of any person or entity.

          (g) Further Assurances. CNS will, at its sole cost and expense, perform all acts and execute all documents requested by Lender from time to time to evidence, perfect, maintain or enforce Lender's first priority security interest in the Pledged Collateral or otherwise in furtherance of the provisions of this Pledge Agreement.

     6. Remedies.

          (a) If CNS shall fail to pay its obligations under the Term Loan Agreement when due, Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party


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     on default under the UCC (whether or not applicable to the affected Pledged
     Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Pledged Collateral or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Lender may grant options, CNS hereby waiving and releasing any and all equity or right of redemption.

          (b) If any of the Pledged Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Pledged Collateral. In no event shall any part of the proceeds of sale of any Pledged Collateral be credited against the Secured Obligations until the payment therefor has actually been received by Lender.

          (c) Lender may apply the cash proceeds actually received from any sale or other disposition of the Pledged Collateral to the Secured Obligations in any order or manner which Lender may determine, and CNS shall remain liable and will pay Lender on demand any deficiency remaining.

          (d) CNS recognizes that Lender may be unable to effect a public sale of the Pledged Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. CNS agrees that any such Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall have no obligation to delay sale of any such securities for the period of time necessary to permit CNS, even if CNS would agree, to register such securities for public sale under the Securities Act. CNS agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

          (e) Lender shall give CNS thirty days' prior notice of the time and place that any sale or other disposition is to be made, which notice CNS


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     agrees is reasonable, all other demands, advertisements and notices being hereby waived. Within such 30 day period, Lender and Lender agree that CNS may repurchase or cause another to purchase the Shares at a price equal to or better than the price set forth in the above-referenced notice.

          (f) Unless CNS exercises its right to repurchase the Shares set forth in subsection (e) above, Lender shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

          (g) The remedies provided herein in favor of Lender shall not be exclusive, but shall be cumulative and in addition to all other remedies in favor of Lender existing at law or in equity.

     7. Lender Appointed Attorney-in-Fact.

          (a) To effectuate the terms and provisions hereof, CNS hereby appoints Lender as CNS's attorney-in-fact upon the occurrence and during the continuance of a default under the Term Loan Agreement for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which Lender may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, Lender shall have the right and power to:

               (i) receive, endorse and collect all checks and other orders for the payment of money made payable to CNS representing any interest or dividend or other distribution or amount payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

               (ii) execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

          (b) Other than any action which constitutes gross negligence or willful misconduct, all acts done under the foregoing authorization are hereby ratified and approved and neither Lender nor any designee or Lender


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     thereof shall be liable for any act or omission, for any error of judgment or for any mistake of fact or law.

          (c) This power of attorney, being coupled with an interest, is irrevocable while any Secured Obligations remain unpaid or unperformed.

     8. Lender's Duties; Reasonable Care.

          (a) Lender shall have the duty to exercise reasonable care in the custody and preservation of any Pledged Collateral in its possession, which duty shall be fully satisfied if Lender maintains safe custody of such Pledged Collateral.

          (b) Lender shall have no further obligation to ascertain the occurrence of, or to notify CNS with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by Lender of any internal procedures with respect to any securities in its possession, nor shall Lender shall not be deemed to assume any other responsibility for, or obligation or duty with respect to, any Pledged Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including any obligation or duty to take any action to collect, preserve or protect its or CNS's rights in the Pledged Collateral or against any prior parties thereto, but the same shall be at CNS's sole risk and responsibility at all times.

          (c) CNS hereby releases Lender, Lender, and their respective officers, directors, employees and agents, from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Pledged Collateral and/or any actions taken or omitted to be taken by Lender with respect thereto (except, in the case of Lender, such claims, causes of action and demands arising from the gross negligence or willful misconduct of Lender), and CNS hereby agrees to hold Lender, Lender and their respective officers, directors, employees and agents harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of Lender).

     9. Governing Law. This Agreement is being delivered in and shall be deemed to be a contract governed by the laws of the State of California and shall be interpreted and enforced in accordance with the laws of that state without regard to the principles of conflicts of laws.

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     10. Admissibility of Pledge Agreement. CNS agrees that a copy of this
Pledge Agreement signed by CNS and transmitted by facsimile for delivery to Lender shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

     11. Notices. All notices provided herein shall be in writing and shall be
(a) delivered; (b) sent by express or first class mail; or (c) sent by facsimile transmission and confirmed in writing provided to the recipient in a manner described in (a) or (b), and, if to CNS, addressed to it at 4630 Park Terrace Drive, Westlake Village, California, 91361, Facsimile No. 818-878-7633 and if to Lender, addressed to it at ____________________________________________________,
Facsimile No. _______________, or to such other address with respect to either party as such party shall notify the other in writing; such notices shall be deemed given when so delivered, mailed or transmitted.

     12. Entire Agreement; Amendments and Modification. This Pledge Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. No provision of this Agreement shall be amended or modified except by a written instrument executed by CNS and Lender.

     13. Continuing Pledge Agreement.

          (a) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon CNS and its successors and assigns and inure to the benefit of, and be enforceable by, Lender, Lender and their respective successors, transferees and assigns.

          (b) Upon the payment in full of the Loan and all other amounts payable under this Pledge Agreement, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to CNS. Upon any such termination, Lender will, at CNS's expense and without representation or warranty of any nature whatsoever and wholly without recourse, return to CNS such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to CNS such documents as CNS shall reasonably request to evidence such termination.

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     14. Captions; Separability. The captions of the sections and subsections of this Pledge Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement. If any term of this Pledge Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

                                BORROWER:

                                COYOTE NETWORK SYSTEMS, INC.

                                BY    /s/ James J. Fiedler
                                      ------------------------------
                                Its   Chairman of the Board and
                                      Chief Executive Officer


                                LENDER:

                                ____________________________________

                                Name:   ____________________________





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                                   SCHEDULE I


                               Pledged Collateral

---------------------------- ------------------------------ --------------------
          Owner                    Description               Certificate No(s).
---------------------------- ------------------------------ --------------------

Coyote Network Systems, Inc. _________ shares of common          _______
                             stock of INET Acquisition, Inc.
                             (n/k/a INET Interactive Network
                             System, Inc.), a California
                             corporation
---------------------------- ------------------------------ --------------------

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